Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-79759, No. 333-112462, and No. 333-115692) and Form S-8 (No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209 and No. 333-22571) of Edge Petroleum Corporation of our report dated April 14, 2005, relating to the effectiveness of Edge Petroleum Corporation’s internal control over financial reporting, which appears in this Form 10-K/A.

BDO Seidman, LLP

Houston, Texas

April 20, 2005